Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
The Ultimate Software Group, Inc.:
We consent to the incorporation by reference (i) in the registration statements (No. 333‑107527 and No. 333-115894) on Forms S-3 of The Ultimate Software Group, Inc. (the Company) and (ii) the registration statements (No. 333-91332, No. 333-125076, No. 333-142972, No. 333-161201, and No. 333-183984) on Forms S-8 of the Company of our report dated February 24, 2017, with respect to the consolidated balance sheets of The Ultimate Software Group, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which report appears in the December 31, 2016 Annual Report on Form 10‑K of the Company.
/s/ KPMG LLP
Fort Lauderdale, Florida
February 24, 2017
Certified Public Accountants